                                                                   EXHIBIT 10.13


                                 PREFERRED STOCK
                               PURCHASE AGREEMENT

                                     between


                              INTRACEL CORPORATION


                                       and


                        NORTHSTAR HIGH TOTAL RETURN FUND






                           Dated as of March 12, 1997



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                                                                                           Page
               ARTICLE I THE SERIES A-2 PREFERRED.............................................1

SECTION 1.1.   Issuance, Sale and Delivery of the Series A-2 Preferred........................1

SECTION 1.2.   Closing Date...................................................................1


               ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................1

SECTION 2.1.   Organization, Qualifications and Corporate Power...............................2

SECTION 2.2.   Authorization of Agreements, etc...............................................2

SECTION 2.3.   Validity.......................................................................3

SECTION 2.4.   Authorized Capital Stock.......................................................3

SECTION 2.5.   Financial Statements...........................................................4

SECTION 2.5A.  Absence of Undisclosed Liabilities and Changes.................................5

SECTION 2.6.   Events Subsequent to the Date of the Balance Sheet.............................5

SECTION 2.7.   Litigation; Compliance with Law................................................5

SECTION 2.8.   Title to Properties............................................................6

SECTION 2.9.   Leasehold Interests............................................................6

SECTION 2.10.  Insurance......................................................................6

SECTION 2.11.  Taxes..........................................................................7

SECTION 2.12.  Other Agreements...............................................................7

SECTION 2.13.  Patents, Trademarks, etc.......................................................8

SECTION 2.14.  Loans and Advances.............................................................9

SECTION 2.15.  Assumptions, Guaranties, etc. of Indebtedness of Other Persons.................9

SECTION 2.16.  Significant Customers and Suppliers............................................9

SECTION 2.17.  Governmental Approvals.........................................................9

SECTION 2.18.  Accuracy of Statements........................................................10
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

SECTION 2.19. Employment Relations..........................................................10

SECTION 2.20. Compensation of Key Employees.................................................10

SECTION 2.21. Environmental Compliance......................................................10

              ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................10

SECTION 3.1.  Purchase of Series A-I Preferred..............................................10

SECTION 3.2.  Authority.....................................................................11

SECTION 3.3.  Projections...................................................................11


              ARTICLE IV CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER.....................11

SECTION 4.1.  Opinion of Company's Counsel..................................................12

SECTION 4.2.  Representations and Warranties to be True and Correct.........................12

SECTION 4.3.  Performance...................................................................12

SECTION 4.4.  All Proceedings to be Satisfactory............................................12

SECTION 4.5.  Supporting Documents..........................................................12

SECTION 4.6.  Legal Fees....................................................................13

SECTION 4.7.  Certificate of Designation....................................................13

SECTION 4.8.  Consents......................................................................13


              ARTICLE V COVENANTS OF THE COMPANY............................................13

SECTION 5.1.  Financial Statements, Reports, etc............................................13

SECTION 5.2.  Corporate Existence...........................................................15

SECTION 5.3.  Properties, Business, Insurance...............................................15

SECTION 5.4.  Inspection, Consultation and Advice...........................................15

SECTION 5.5.  Restrictive Agreements Prohibited.............................................15

SECTION 5.6.  Board of Directors Meetings...................................................16

SECTION 5.7.  Compliance with Laws..........................................................16
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
SECTION 5.8.  Keeping of Records and Books of Account.......................................16

SECTION 5.9.  Maintaining Nature of Business................................................16

SECTION 5.10. Obligations and Taxes.........................................................16

SECTION 5.11. Further Issuances of Series A-I Preferred.....................................16

SECTION 5.12.  Notices......................................................................16

SECTION 5.13. Environmental Matters.........................................................17

SECTION 5.14. The Exchange Notes; Security Interest; Guaranty...............................18

SECTION 5.15. Waivers.......................................................................18

SECTION 5.17. Further Assurances............................................................19


              ARTICLE VI MISCELLANEOUS......................................................19

SECTION 6.1.  Expenses......................................................................19

SECTION 6.2.  Survival of Agreements........................................................19

SECTION 6.3.  Brokerage.....................................................................19

SECTION 6.4.  Parties in Interest...........................................................20

SECTION 6.5.  Notices; Payment of Dividends.................................................20

SECTION 6.6.  Replacement of Certificates...................................................20

SECTION 6.7.  Governing Law.................................................................21

SECTION 6.8.  Entire Agreement..............................................................21

SECTION 6.9.  Submission to Jurisdiction; Waivers...........................................21

SECTION 6.10. Counterparts..................................................................21

SECTION 6.11. Amendments....................................................................22

SECTION 6.12. Severability..................................................................22

SECTION 6.13. Titles and Subtitles..........................................................22


              SCHEDULE I....................................................................24
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PREFERRED STOCK PURCHASE AGREEMENT, dated as of March 12, 1997 between Intracel
Corporation, a Massachusetts corporation (the "Company") and Northstar High
Total Return Fund (the "Purchaser").

        WHEREAS, the Company wishes to issue and sell to the Purchaser an aggregate of 40,000 shares (the "Shares") of the Company's Series A-2 Preferred Stock, no par value (the "Series A-2 Preferred"), of which 155,000 shares are authorized, for an aggregate purchase price of $4,000,000, which shares shall be issued to the Purchaser in the amount and for the consideration set forth across from the Purchaser's name as set forth on Schedule I hereto; and

        WHEREAS, the Purchaser wishes to purchase the Series A-2 Preferred on the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                            THE SERIES A-2 PREFERRED

        SECTION 1.1. Issuance, Sale and Delivery of the Series A-2 Preferred. The Company agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Shares.

        SECTION 1.2. Closing Date. The closing of the sale and purchase of the Shares (the "Closing"), will take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104, at 10:00 a.m., New York time, as of the date hereof, or at such other place, time and date as may be otherwise mutually agreed in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date". At the Closing, the Company shall issue and deliver to the Purchaser a stock certificate or certificates in definitive form, registered in the name of the Purchaser, representing the Series A-2 Preferred being purchased by it at the Closing, as indicated on Schedule I hereto. The parties hereto agree that the Shares as are to be purchased by the Purchaser shall be delivered to the Purchaser's designated custodian for delivery to the Purchaser's funding agent which shall, upon receipt of such certificate, release for delivery the Notes (as hereinafter defined) to be delivered by Purchaser pursuant to Schedule I hereto and wire transfer immediately available funds in the amount of the cash consideration to be paid by the Purchaser in accordance with Schedule I for such Shares to the account of the Company previously designated by it.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Purchaser as of the Closing Date that:

        SECTION 2.1. Organization, Qualifications and Corporate Power. The Company is a corporation duly organized (originally under the name of Boston Biological Technologies, Inc.), validly existing and in good standing under the laws of the Commonwealth of Massachusetts; Bartels, Inc. (the Company's wholly owned subsidiary)("Bartels") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and each of the Company and Bartels is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure so to qualify will not have a material adverse effect on the business, operations, property or financial condition of the Company or Bartels, respectively. Each of the Company and Bartels has the power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, and to issue, sell and deliver the Series A-2 Preferred. The Company has no direct or indirect subsidiaries, other than Bartels and the Company's ownership of forty-five percent of the membership interests of the German-American Institute for AIDS Research GmbH, a limited liability company formed under the laws of Germany.

        SECTION 2.2. Authorization of Agreements, etc. (a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the issuance, sale and delivery of the Series A-2 Preferred have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Organization of the Company, as amended (the "Charter") or the By-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which either the Company or Bartels is a party or by which either the Company or Bartels or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (whether with or without notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or Bartels other than the Company's loan agreement with the Massachusetts Business Development Corporation ("MBDC"), consent from which the Purchaser hereby expressly waives; provided, however, that the Company shall either obtain the consent of MBDC to the transactions contemplated by this Agreement by the date which is 60 days after the Closing Date or, in the event the Company fails to obtain such consent by such date, pay all amounts due under such loan agreement.

               (b) The Series A-2 Preferred has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. The issuance, sale or delivery of the Series A-2 Preferred is not subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

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

               (c) Except as set forth in Schedule 2.2(c), there is no party without whose consent the Company could not pay dividends in cash to the Purchaser as provided under the terms of the Series A-2 Preferred.

        SECTION 2.3. Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies, including specific performance, which may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

        SECTION 2.4. Authorized Capital Stock. The authorized capital stock of
(a) the Company consists of (i) 3,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"), of which 730,000 shares have been designated Series A Preferred and 850,000 shares which have been designated Series A-1 Preferred and 155,000 shares will have been designated Series A-2 Preferred in connection with this Closing and (ii) 5,000,000 shares of common stock, no par value per share (the "Common Stock") and (b) Bartels consists of 1,000 shares of common stock, par value $.01 per share. Immediately prior to the Closing, all of the capital stock of Bartels which is issued and outstanding will be owned by the Company, 1,983,593 shares of Common Stock will be outstanding, all of which will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, 557,653 shares of Series A Preferred will be outstanding pursuant to the Convertible Stock Purchase Agreement, dated July 22, 1994, by and among the Company and the Purchasers set forth on Schedule I thereto (the "1994 Stock Purchase Agreement") and 601,569 shares of Series A-1 Preferred will be outstanding pursuant to the Convertible Stock Purchase Agreement, dated as of September 22, 1995 by and among the Company and the Purchasers set forth on
Schedule I thereto (the "1995 Stock Purchase Agreement") and 136,658 shares of Series A-1 Preferred will be issued and outstanding pursuant to a Convertible Preferred Stock Purchase Agreement dated November 16, 1995, between the Company and Creditanstalt American Corporation and 40,000 shares of Series A-2 Preferred will be issued on even date herewith pursuant to this Agreement. No other shares of capital stock of the Company or Bartels have been issued or reserved for issuance, except 385,000 shares of Common Stock reserved for issuance in the event options granted pursuant to the 1989 and 1990-1991 Stock Option Plans of the Company are exercised, 730,000 shares of Common Stock reserved for issuance in the event of the conversion of the shares of Series A Preferred Stock and 52,000 shares of Common Stock reserved for issuance in the event of the exercise of the Series A Warrant, both having been granted pursuant to the 1994 Stock Purchase Agreement, 850,000 shares of Common Stock reserved for issuance in the event of the conversion of the shares of Series A-I Preferred Stock granted pursuant to the 1995 Stock Purchase Agreement, 86,462 shares of Common Stock reserved for issuance in the event of the exercise of warrants granted pursuant to the Warrant Agreement, dated September 22, 1995, between the Company and Dublind Investments, L.L.C., 91,177 shares of Common Stock reserved for issuance in the event of the exercise of the warrants granted pursuant to the Warrant Agreement, dated November 16, 1995, between the Company and Creditanstalt Bankverein ("Creditanstalt"), 94,010 shares of Common Stock reserved for

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issuance in the event of exercise of the warrants granted pursuant to the Series
A-II Warrant and Note Purchase Agreement, dated December 27, 1995, between the Company and Purchaser, 159,073 shares of Common Stock reserved for issuance in the event of exercise of the warrants granted pursuant to the Note and Series A-III Warrant Purchase Agreement, dated June 11, 1996 between the Company and CoreStates Enterprise Fund, a division of CoreStates Bank, N.A. ("CoreStates") and 79,537 shares of Common Stock reserved for issuance in the event of the exercise of the Warrant granted pursuant to the Note and Series A-IV Warrant Purchase Agreement, dated June 21, 1996 between the Company and Purchaser (the "Note Agreement"). The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Series A
Preferred Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock are as set forth in both of the Certificates of Vote of Directors Establishing a Series of a Class of Stock, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as provided for in the Charter, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. This Section 2.4 sets forth the aggregate number of outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of its capital stock or other securities of the Company. Except as set forth above in this Section 2.4, there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provisions of law, the Charter or By-laws of the Company, in each case as amended to the date hereof, or any agreement to which the Company is a party or otherwise. Except as set forth above in this Section 2.4, or as contemplated herein, immediately upon consummation at the Closing of the transactions contemplated hereby there will be no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, voting trust, bring-along or come-along rights) with respect to the sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities) of which the Company has knowledge.

        SECTION 2.5. Financial Statements. The Company has furnished to the Purchaser the audited balance sheet of the Company for the six months ended December 31, 1995 (the "Balance Sheet") and the related audited statements of income, stockholders' equity and cash flows of the Company for the six months ended December 31, 1995, and the balance sheet of the Company as of September 30, 1996 and the related statements of income, stockholders' equity and cash flows of the Company as of September 30, 1996. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of December 31, 1995 and September 30, 1996, respectively, and the results of its operations and cash flows as of December 31, 1995 and September 30, 1996, respectively. Except as set forth on Schedule 2.12, since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse and (ii) none of the business, financial condition, operations or property of the Company have been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

        SECTION 2.5A. Absence of Undisclosed Liabilities and Changes. Except as set forth on Schedule 2.5A attached hereto, as of the date hereof, (a) the Company had no liabilities of any nature (matured or unmatured, fixed or contingent) which were not provided for on the balance sheet of the Company as of such date, except for (i) liabilities which, individually and in the aggregate, were not material to the financial condition of the Company or (ii) liabilities incurred in the ordinary course of the Company's business and not required to be so provided for under generally accepted accounting principles, and (b) all reserves established by the Company and set forth on such balance sheet were adequate in all material respects. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 ("Statement No. 5") issued by the Financial Accounting Standards Board in March
1975) which are not adequately provided for in such balance sheet as required by Statement No. 5.

        SECTION 2.6. Events Subsequent to the Date of the Balance Sheet. Except as set forth in the attached Schedule 2.6, since the date of the Balance Sheet, except as contemplated by this Agreement, neither the Company nor Bartels has
(i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim,
(vii) sold, assigned, transferred or granted any exclusive license with respect to any material patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset other than in the ordinary course of business,
(viii) suffered any material loss of property or waived any right of substantial value, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice, (x) made any material change in the manner of business or operations of the Company or Bartels, respectively, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

        SECTION 2.7. Litigation; Compliance with Law. Except as set forth in the attached Schedule 2.6, there is no material (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or Bartels, respectively, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company or Bartels, respectively, pending under a collective bargaining agreement or otherwise or (iii) governmental inquiry pending or, to the knowledge of the Company, threatened against or affecting the Company or Bartels, respectively (including, without limitation, any inquiry as to the qualification of the Company or Bartels, respectively, to hold or receive any license or permit). The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, financial condition, operations or property. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no material action or suit by the Company pending or threatened against others. Each of the Company and Bartels has complied in all material respects with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, and each of the Company and Bartels has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, except where the failure to own or possess such permits, licenses or authorizations could not, either singly or in the aggregate, have a material adverse effect on the business, operations, properties or financial condition of the Company.

        SECTION 2.8. Title to Properties. Except in instances that, either singly or in the aggregate, could not have a material adverse effect on the business, operations, properties or financial condition of the Company, and except as disclosed in Schedule 2.8 hereof, each of the Company and Bartels has good and marketable title to its properties and assets reflected on the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or materially impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company or Bartels, respectively.

        SECTION 2.9. Leasehold Interests. Each lease or agreement to which the Company or Bartels, respectively, is a party under which it is a lessee of any property, real or personal (a list of all leases being attached hereto as Schedule 2.9), is a valid and subsisting agreement without any material default of the Company or Bartels, respectively, thereunder and, to the knowledge of the Company, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company or Bartels, respectively, under any such lease or agreement or, to the knowledge of the Company, by any other party thereto.

        SECTION 2.10. Insurance. The Company holds valid policies covering all of the insurance required to be maintained by it under Section 5.3. Schedule
2.10 lists all insurance policies which the Company maintains with respect to its businesses, properties and employees. Such policies are in full force and effect and the Company has received no notice of termination from the insurance carriers. Such policies, with respect to their amounts, deductibles and types of coverage, are adequate in the reasonable commercial judgment of the Company to insure against risks to which the Company and its respective businesses are subject. Since the date of the Balance Sheet, there has been no material adverse change in the Company's relationship with its insurers or in the premiums payable pursuant to such policies.

        SECTION 2.11. Taxes. The Company has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns, foreign, Federal, state, county and local, required to be filed by it, and the Company has paid all taxes shown to be due by such returns and extensions as well as all other taxes, assessments and governmental charges which have become due or payable, including, without limitation, all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated have been paid and adequate reserves have been established for all taxes accrued but not yet payable. No deficiency assessment with respect to or proposed adjustment of the Company's foreign, Federal, state, county or local taxes is pending or, to the knowledge of the Company, threatened. There is no tax lien in favor of any foreign, Federal, state, county or local authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed a consent pursuant to Section 341(f) of the internal Revenue Code of 1986, as amended (the "Code"), relating to collapsible corporations.

        SECTION 2.12. Other Agreements. Except as set forth in the attached
Schedule 2.12, neither the Company nor Bartels is a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, financial condition, operations or property of the Company. Except as set forth in the attached Schedule 2.12, or as a result of the transactions contemplated in this Agreement, neither the Company nor Bartels is a party to or otherwise bound by any written or oral:

               (a) distributor, dealer, manufacturer's representative or sales agency contract or agreement which is not terminable on less than ninety
        (90) days' notice without cost or other liability to the Company;

               (b) sales contract which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form contracts;

               (c) contract with any labor union (and, to the knowledge of the Company, no organizational effort is being made with respect to any of its employees);

               (d) contract or other commitment with any supplier containing any provision permitting any party other than the Company or Bartels to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company or Bartels to meet its obligations under the contract when due or the occurrence of any other event;

               (e) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

               (f) contract for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

               (g) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or Bartels;

               (h) guaranty of any obligation for borrowed money or otherwise;

               (i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or Bartels has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

               (j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or redeem any share of its capital stock or any of its other equity securities;

               (k) assignment, license or other agreement with respect to any form of intangible property or Intellectual Property or the development or use thereof;

               (l) agreement under which it has granted any person any registration rights;

               (m) agreement under which it has limited or restricted its right to compete with any person in any respect; or

               (n) other contract or group of related contracts with the same party involving more than $50,000 or continuing over a period of more than one year from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company or Bartels without penalty upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of the Company or Bartels for the sale, lease or rental of the Company's or Bartels' products or services if such contract or group of contracts was entered into by the Company or Bartels in the ordinary course of business.

        SECTION 2.13. Patents, Trademarks, etc. Set forth in Schedule 2.13 is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company or Bartels, or of which the Company or Bartels is a licensor or licensee or in which the Company or Bartels has any right, and in each case a brief description of the nature of such right. Except as set forth on Schedule 2.13, each of the Company and Bartels owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulas, trade secrets and know-how (collectively, "Intellectual Property") necessary to the conduct of its business as presently conducted, and no claim is pending or, to the knowledge of the Company, threatened to the effect that the operations of the Company or Bartels infringe upon or conflict with the rights of any other person under any Intellectual Property, and to the knowledge of the Company there is no basis for any such claim. No claim is pending or to the knowledge of the Company threatened to the effect that any such Intellectual Property owned or licensed by the Company or Bartels, or which the Company or Bartels otherwise has the right to use, is invalid or unenforceable by the Company, and to the knowledge of the Company there is no basis for any such claim. To the knowledge of the Company, all technical information developed by and belonging to the Company or Bartels, as applicable, which has not been patented, has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell any products or proposed products of the Company and to the knowledge of the Company no other person or entity has asserted any such right.

        SECTION 2.14. Loans and Advances. Except as set forth on Schedule 2.14, neither the Company nor Bartels has any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company or Bartels in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company or Bartels.

        SECTION 2.15. Assumptions, Guaranties, etc. of Indebtedness of Other Persons. Neither the Company nor Bartels has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in a debtor, or otherwise to assure a creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

        SECTION 2.16. Significant Customers and Suppliers. No customer which accounted for 10% or more of the Company's sales or revenues during the periods covered by the financial statements referred to in Section 2.5 or which has been significant to the Company thereafter has terminated, materially reduced or threatened to terminate or materially reduce its purchases from the Company. As of the date of this Agreement, there is no supplier to the Company which is a sole-source supplier.

        SECTION 2.17. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Article III, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement and the issuance, sale and delivery of the Series A-2 Preferred, other than filings pursuant to state securities laws in connection with the sale of the Series A-2 Preferred.

        SECTION 2.18. Accuracy of Statements. Neither this Agreement nor any Schedule, Exhibit, statement, list, document, certificate or other information furnished by or on behalf of the Company to the Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         SECTION 2.19. Employment Relations. (a) The Company is in material compliance with applicable federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, safety, terms and conditions of employment and wages and hours.

               (b) The Company does not maintain or contribute to any employee benefit plan ("Employee Benefit Plan") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to ERISA but which is not in substantial compliance with ERISA, or which has incurred any material liability to the Pension Benefit Guaranty Company ("PBGC") in connection with any Employee Benefit Plan covering any employees of the Company or any of its subsidiaries or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to material liability under Section 462(f), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any material liability of the Company to the PBGC under Title IV of ERISA.

        SECTION 2.20. Compensation of Key Employees. Schedule 2.20 sets forth the aggregate compensation (salaries, wages and bonuses) paid by the Company to its four most highly compensated employees for the 1996 fiscal year and the amount of such compensation scheduled to be paid to such employees for the 1997 fiscal year.

        SECTION 2.21. Environmental Compliance. The Company is in compliance with all applicable laws relating to environmental matters in each jurisdiction where it is presently engaged in a material manufacturing business, except for such failures to comply which, in the aggregate, could reasonably be expected not to have a material adverse effect on the Company. The Company is not subject to any liability under any such environmental laws, that, in the aggregate for all such liabilities, could be reasonably expected to have a material adverse effect on the Company.


                                   ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser represents and warrants to the Company as of the Closing Date that:

         SECTION 3.1. Purchase of Series A-2 Preferred. (a) It is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Series A-2 Preferred.

               (b) It has sufficient knowledge and experience in investing in companies in a similar stage of development to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

               (c) It has had an opportunity to discuss the Company's business, management and financial condition with the Company's management.

               (d) It is purchasing the Series A-2 Preferred for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

               (e) It understands that (i) the Series A-2 Preferred has not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Series A-2 Preferred must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration requirements,
        (iii) the Series A-2 Preferred will bear a legend to such effect and
        (iv) the Company will make a notation on its transfer ledger to such effect.

        SECTION 3.2. Authority. It has all requisite power and authority to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement on the Closing Date will constitute, the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceedings therefor may be brought.

        SECTION 3.3. Projections. It understands that any and all financial projections and other estimates delivered to it were based on the Company's experience in the industry and on assumptions of fact and opinion which the Company believes to have been, and to be, reasonable. It understands that the Company cannot and does not assure or guarantee the attainment of such projections or other estimates.


                                   ARTICLE IV

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

        The obligation of the Purchaser to purchase and pay for the Series A-2 Preferred being purchased by it on the Closing Date is, at its option, subject to the satisfaction of the Purchaser and its counsel, on or before the Closing Date, of the following conditions:

        SECTION 4.1. Opinion of Company's Counsel. The Purchaser shall have received from Morrison & Foerster LLP, counsel for the Company, an opinion dated the Closing Date, in the form attached as Exhibit B and otherwise satisfactory in form and scope to the Purchaser and its counsel as to such other matters as the Purchaser or its counsel may reasonably request.

        SECTION 4.2. Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President of the Company shall have certified to such effect to the Purchaser in writing.

        SECTION 4.3. Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President of the Company shall have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

        SECTION 4.4. All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

        SECTION 4.5. Supporting Documents. At the Closing, the Purchaser and its counsel shall have received copies of the following documents:

               (a) (i) the Charter, certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts and (ii) a certificate of said Secretary dated as of a recent date as to the due incorporation and subsistence of the Company and listing all documents of the Company on file with said Secretary;

               (b) a certificate of the Clerk or an Assistant Clerk of the Company dated the Closing Date and certifying: (i) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Series A-2 Preferred and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (iii) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (a)(ii) above, except as contemplated by Exhibit A; and (iv) to the incumbency and specimen signature of each officer of the Company executing this Agreement or any of the stock certificates representing the Series A-2 Preferred and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (b); and

               (c) such additional supporting documents and other information with respect to the operations of the Company as the Purchaser or its counsel may reasonably request.

               (d) Legal Fees. At the Closing, the Company shall pay the reasonable fees and expenses of Reboul, MacMurray, Hewitt, Maynard & Kristol incurred for Northstar in connection with the transactions contemplated by this Agreement.

        SECTION 4.6. Certificate of Designation. The Certificate of Vote of Directors Establishing a Series or a Class of Stock with respect to the Series A-2 Preferred in substantially the form of Exhibit A (the "Certificate of Designation") shall have been filed with the Secretary of State of Massachusetts.

        SECTION 4.7. Consents. Except with respect to the consent of MBDC, the obtaining of which consent the Purchaser has expressly waived, the written consent of Creditanstalt Bankverein and any other party without whose consent the Company could not effect the transactions contemplated hereby or pay cash dividends to the Purchaser in respect of the Shares as provided for in the Certificate of Designation shall have been received in form and substance satisfactory to the Purchaser and its counsel.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

        The Company covenants and agrees with the Purchaser that so long as the Purchaser (or an affiliate thereof) owns at least 25 % of the shares of Series A-2 Preferred purchased by the Purchaser:

          SECTION 5.1. Financial Statements, Reports, etc. The Company shall furnish to each holder of Series A-2 Preferred:

               (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its subsidiaries with which it is consolidated for financial statement purposes ("Subsidiaries") as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows for such year, setting forth in each case comparisons to the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing;

               (b) as soon as available, but in any event not later than 30 days after the end of each month of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case comparisons to the figures for the previous year certified by an executive officer of the Company (a "Responsible Officer") as being fairly stated in all material respects (subject to normal year-end audit adjustments);

               (c) all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein) and shall be accompanied by a management discussion and analysis in respect of the fiscal periods reported on therein;

               (d) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default (as such terms are defined in the notes (the "Notes") issued pursuant to the Note Agreement), except as specified in such certificate;

               (e) concurrently with the delivery of the financial statements referred to in clause (a) or clause (b) above, a certificate of a Responsible Officer stating that, to the best of such officer's knowledge, the Company during such period and as of the date of such certificate has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default during such period or on or prior to the date of such certificate except as specified in such certificate;

               (f) not later than 30 days prior to the end of each fiscal year of the Company, a copy of the projections by the Company for the operating budget and cash flow budget of the Company and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such officer has no reason to believe they are incorrect or misleading in any material respect;

               (g) within 5 days after the same are sent, copies of all financial statements and reports which the Company sends to its other stockholders, and within 5 days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous governmental authority;

               (h) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent certified public accountants (and not otherwise contained in other materials provided hereunder);

               (i) during the month of October in each calendar year, a report of a reputable insurance broker with respect to the Company's insurance;

               (j) promptly, and in any case within five business days thereafter, written notice of the commencement of any action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any of its Subsidiaries, and of any material adverse development in connection with any of the foregoing, in each case described in reasonable detail (including a description of the parties, the venue and the nature of the claim); and

               (k) promptly, such additional financial and other information as the holder of Series A-2 Preferred may from time to time reasonably request.

        SECTION 5.2. Corporate Existence. The Company shall maintain its corporate existence, rights and franchises in full force and effect.

        SECTION 5.3. Properties, Business, Insurance. The Company shall maintain with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts and with such deductible as are customary for companies similarly situated, including but not limited to fire and other risks insured against by extended coverage, product liability insurance, key person insurance and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Company, which insurance shall be deemed by the Company to be sufficient; and maintain workers' compensation insurance and such other insurance as may be required by law. The Company shall keep all property useful and necessary in its business in good working order and condition in accordance with industry standards and applicable law.

        SECTION 5.4. Inspection, Consultation and Advice. The Company shall permit the Purchaser at the expense of the Purchaser (unless occasioned by a default by the Company of its obligations under this Agreement, or the terms of the Series A-2 Preferred Stock, and then at the Company's expense), to visit and inspect any of the properties of the Company, examine its books and take copies and extracts therefrom, discuss the finances and accounts of the Company with its officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Purchaser such finances and accounts), and consult with and advise the management of the Company and its independent certified public accountants as to its finances and accounts, all at reasonable times and upon reasonable notice.

        SECTION 5.5. Restrictive Agreements Prohibited. The Company shall not become a party to any agreement which by the terms thereof or as a result of the performance thereof restricts the Company's performance of, or ability to perform, this Agreement or the Charter.

         SECTION 5.6. Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least semi-annually.

        SECTION 5.7. Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders, and each of its Contractual Obligations (as defined in the Notes), in each case to the extent any such noncompliance could materially adversely affect its business or condition, financial or otherwise.

        SECTION 5.8. Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

        SECTION 5.9. Maintaining Nature of Business. The Company will remain in the business of researching and developing, manufacturing and distributing biotechnology and healthcare products.

        SECTION 5.10. Obligations and Taxes. The Company shall pay when due all of its indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or its income or profits or in respect of its properly, before the same shall become in default, as well as all lawful claims for labor and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books such reserves as may be required by generally accepted accounting principles with respect to any such tax, assessment, charge, levy or claim so contested.

        SECTION 5.11. Further Issuances of Series A-2 Preferred. The Company shall not, directly or indirectly, issue, offer to sell, effect any sale or otherwise dispose of by any means any shares of Series A-2 Preferred or rights to acquire such shares or securities convertible into or exchangeable for such shares without the prior written consent of the majority of the holders of the Series A-2 Preferred.

        SECTION 5.12. Notices. The Company shall promptly give notice to each holder of Series A-2 Preferred of:

               (a) the occurrence of any Default or Event of Default;

               (b) any (1) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (2) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority (as such term is defined in the Notes), which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect (as such term is defined in the Notes);

               (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

               (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:
        (1) the occurrence or expected occurrence of any Reportable Event (as such term is defined in the Notes) with respect to any Plan, a failure to make any required contribution to a Plan (as such term is defined in the Notes), the creation of any Lien in favor of the PBGC (as such term is defined in the Notes) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency (as such terms are defined in the Notes) of, any Multiemployer Plan (as such term is defined in the Notes) or (2) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity (as such term is defined in the Notes) or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

               (e) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole;

               (f) any application or registration relating to any material patent or trademark of the Company or any of its Subsidiaries becoming abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Company's or Bartels' ownership of any material patent or trademark or its right to register the same or to keep and maintain the same.

Each notice pursuant to this Section 5.12 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

        SECTION 5.13. Environmental Matters. (a) The Company shall comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws (as such term is defined in the Notes) and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

        SECTION 5.14. The Exchange Notes; Security Interest; Guaranty. (a) Immediately upon the issuance by the Company of one or more notes (the "Exchange Notes") pursuant to the Certificate of Designation (which Exchange Notes shall be in substantially the form of Exhibit C hereto), the Company and Bartels agree to execute such agreements and other documents such that payment of the Exchange Notes is guaranteed by Bartels and the Exchange Notes are secured by all of the assets of the Company (including all intellectual property and the assets and stock of subsidiaries formed after the date of this Agreement), with the obligation of Bartels under the aforementioned guaranty to be secured by all of the assets of Bartels (including all intellectual property), all the extent practicable, to the same extent (limited only to the extent not then currently possible) as payment of the Notes has been guaranteed and secured pursuant to the:

                      (i) Junior Subordinated Security Agreement between the
               Company, Bartels and Purchaser dated as of June 21, 1996;

                      (ii) Junior Subordinated Pledge Agreement between the
               Company and Purchaser dated as of June 21, 1996;

                      (iii) Junior Subordinated subsidiary Guaranty by Bartels
               in favor of Purchaser, as Lender, dated as of June 21, 1996;

                      (iv) Agreement (Patent) between the Company, as Grantor,
               and Purchaser, as Lender, dated as of June 21, 1996;

                      (v) Agreement (Trademark) between the Company, as Grantor, and Purchaser as Lender, dated as of June 21, 1996;

                      (vi) Agreement (Patent) between Bartels, as Grantor, and
               Purchaser, as Lender, dated as of June 21, 1996;

                      (vii) Agreement (Trademark) between Bartels, as Grantor,
               and Purchaser, as Lender, dated as of June 21, 1996;

               (b) The Company and Bartels further agree to immediately take all action necessary to perfect such security interests; provided, however, that the preceding undertaking by the Company and Bartels shall not be deemed to be a covenant by either of them that such security interests shall have the same priority as those that have been heretofore securing payment of the Notes.

        SECTION 5.15. Waivers. The Company agrees that it will not enter into a waiver with respect to a default under an agreement for borrowed money if such waiver provides that cash dividends may not be paid under the terms of the Certificate of Designation after the date on which the default has been cured (other than a deemed cure of such default by reason of the existence of the waiver).

        SECTION 5.16. Payment of Dividends. The Company agrees to pay all dividends due to Northstar High Total Return Fund as follows:

        For cash payments:
        CTC NJ
        ABA No. 031207526
        BNF=TRUST
        OBI=NORTHSTAR HIGH TOTAL RETURN FUND

        For payments in kind:
        Custodial Trust Corp.
        101 Carnegie Center
        Princeton, NJ  08540
        Attn.:  Ms. Ann Pedersen

        SECTION 5.17. Further Assurances. The Company and the Purchaser hereby agree to take such further action as shall be commercially and reasonably necessary to provide each party hereto with the benefits intended to be granted by this Agreement to such party.


                                   ARTICLE VI

                                  MISCELLANEOUS

        SECTION 6.1. Expenses. (a) Except to the extent provided in Section 4.6, each party hereto will pay its own expenses in connection with the transactions contemplated hereby whether or not such transactions shall be consummated.

               (b) The Company will also pay, and will save the Purchaser harmless from, any and all liabilities with respect to any taxes, and interest and penalties thereon (other than taxes which are measured solely by the income of the Purchaser), which may be payable in respect of the execution and delivery of this Agreement, or the issue of the Series A-2 Preferred Stock.

        SECTION 6.2. Survival of Agreements. Unless otherwise expressly stated herein, or in any certificate or instrument delivered to the Purchaser pursuant thereto, all covenants and agreements, made herein, or any certificate or instrument delivered to the Purchaser pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, and the issuance, sale and delivery of the shares of the Series A-2 Preferred. All statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

        SECTION 6.3. Brokerage. Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

        SECTION 6.4. Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of shares of Series A-2 Preferred.

        SECTION 6.5. Notices; Payment of Dividends. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, or telexed in the case of non U.S. residents, addressed as follows:

               (a) if to the Company, at Intracel Corporation, 1871 N.W. Gilman Blvd., Issaquah, WA 98027, Attention: Simon R. McKenzie, with a copy to Joseph W. Bartlett, Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104; and

               (b) if to the Purchaser, at the address set forth beneath the Purchaser's name; or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

        So long as the Purchaser or any affiliate of the Purchaser, or a nominee of either, shall be the holder of Series A-2 Preferred, and in addition to any provision contained in the Articles of Organization with respect to the method of payment of dividends, the Company will pay all dividends on Series A-2 Preferred owned by such person by the method and at the addresses specified for such purposes on the attached Schedule I, or by such other method or at such other address as such person shall have specified to the Company in writing for such purposes. The Company shall accord the benefits of this paragraph to any institutional purchaser which shall have purchased shares of Series A-2 Preferred directly from the Purchaser or an affiliate of the Purchaser.

        SECTION 6.6. Replacement of Certificates. Upon receipt of evidence reasonable satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate evidencing ownership of shares of Series A-2 Preferred by the Purchaser or an affiliate of the Purchaser, or a nominee of either (a "Certificate" for purposes of this Section 6.6) and, in the case of loss, theft or destruction of any Certificate upon delivery of an indemnity bond in such reasonable amount as the Company may determine (but if such holder is an insurance company, an unsecured indemnity agreement from such holder shall suffice) or, in the case of mutilation upon surrender of such Certificate for cancellation to the Company at its principal office, the Company at its expense will execute and deliver in lieu thereof a new Certificate for the same number of shares as were evidenced by such lost, stolen, destroyed or mutilated Certificate which shall be in such form and tenor as not to cause any loss of accrued dividends on the shares evidenced by the lost, stolen, destroyed or mutilated Certificate.

        SECTION 6.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, regardless of the jurisdiction of creation or domicile of the Company or its successors or of the Purchaser (without giving effect to such jurisdiction's choice of law principles that would result in the application of any law other than that of the State of New York), except that the filing, perfection, effect of perfection and enforcement of security interests and liens in other jurisdictions shall be governed by the laws of the applicable jurisdictions in accordance with the Uniform Commercial Code as then in effect under the laws of the respective state of reference.

        SECTION 6.8. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

        SECTION 6.9. Submission to Jurisdiction; Waivers. Each of the Company and the Purchaser hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service or process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 6.5 or at such other address of which the Purchaser shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

        SECTION 6.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        SECTION 6.11. Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of the Series A-2 Preferred.

        SECTION 6.12. Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

        SECTION 6.13. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

        IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the day and year first above written.


                                            INTRACEL CORPORATION


[Corporate Seal]                            By:
                                               -------------------------------------------
                                                   Name:    Simon R. McKenzie
                                                   Title:   President and Chief Executive
                                                            Officer


Attest:                                     By:
                                               -------------------------------------------
                                                Name:
                                                Title:

-----------------------------------
Name:      Cheryl Cataldo                   SOLELY FOR PURPOSES OF SECTION 5.14
Title:     Clerk                            BARTELS, INC.


                                            By:
                                               -------------------------------------------
                                                Name:
                                                Title:


                                            PURCHASER:
                                            NORTHSTAR HIGH TOTAL RETURN FUND


                                            By:
                                               -------------------------------------------
                                                Name:     Thomas Ole Dial
                                                Title:    Vice President
                                                Address:  2 Pickwick Plaza, c/o Thomas Ole
                                                          Dial, Greenwich, CT 06803
                                                          Attention:  Michael Graves

                                                copy to:  Karen Wiedemann, Esq,
                                                          Reboul, MacMurray, Hewitt,
                                                          Maynard & Kristol
                                                          45 Rockefeller Plaza
                                                          New York, New York

                                                                       EXHIBIT A




     The following is a statement of the designation and the powers, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of the Series A-2 Preferred Stock of the Corporation, no par value per share, which shall consist of and be limited to a number of shares not to exceed 155,000 shares.

     A.   Series A-2 Preferred Stock.

          1.   Voting.

               (a) General. Except as may otherwise be required hereby or by law, the shares of Series A-2 Preferred Stock shall not entitle the holder thereof to have any rights to vote or to receive any notice of any meeting of the holders of the Corporation's stock; provided, however, that in the event the Corporation proposes to sell all or substantially all of its assets, the holders of shares of Series A-2 Preferred Stock shall be entitled to a number of votes for each share of Series A-2 Preferred Stock voting with the holders of the Corporation's Common Stock, equal to 100 divided by the then-applicable "Conversion Price" for the Corporation's Series A-1 Preferred Stock, (as such term is defined in the Certificate of Vote of Directors Establishing a Series or a Class of Stock with respect to the Series A-1 Preferred Stock) at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) at which such sale of all or substantially all of the assets of the Corporation is considered.

               (b) Covenants. So long as any shares of Series A-2 Preferred Stock originally authorized remain outstanding, in addition to any other rights provided by law, without first obtaining the affirmative vote or written consent of the holders of not less than 51% of the then outstanding shares of the Series A-2 Preferred Stock, the Corporation shall not:

                    (i) except for authorizations or issuances provided in the Corporation's Articles of Organization with respect to the Corporation's Series A Preferred Stock and Series A-1 Preferred Stock, amend or repeal any provision of, or add any provision to, the Corporation's Articles of Organization or By-laws if such action would materially alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, any Series A-2 Preferred Stock, or increase or decrease the number of shares of Series A-2 Preferred Stock authorized hereby;

                    (ii) authorize or issue shares of any class or series of stock not expressly authorized herein having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series A-2 Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series A-2 Preferred Stock;

(iii) pay or declare any dividend on any capital stock of the Corporation which is junior to the Series A-2 Preferred Stock ("Junior Stock") (other than (x) dividends payable in shares of the class or series upon which such dividends are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, and
        (y) cash in lieu of fractional shares and aggregate dividends since the last payment of a cash dividend on the Series A-2 Preferred Stock not in excess of the aggregate cash dividend payment last made in respect of the Series A-2 Preferred Stock) while the Series A-2 Preferred Stock remains outstanding, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any Junior Stock, except from employees of the Corporation, upon termination of employment or otherwise pursuant to the terms of the employee stock purchase or employee stock option plans of general application which provide for the repurchase of, or right of first refusal with respect to such Junior Stock entered into with participating employees;

(iv)    recapitalize or reclassify any shares of Capital Stock.

(v) merge into or consolidate with any other corporation (except for a merger or consolidation which provides the holders of the Series A-2 Preferred Stock with all cash consideration paid at closing equal to the consideration which would have been received by such holders had the Series A-2 Preferred Stock been redeemed on the date of such closing under Section 4(a));

(vi)    voluntarily liquidate, dissolve or wind up the Corporation;

(vii)   materially change the principal business of the Corporation; or

                (viii) enter into any agreement that would prohibit, other than during any period in which the Corporation is in default under the terms of such agreement, the payment of the Dividends (as hereinafter defined).

        (c) Consent. The Corporation shall obtain the consent of the holders of not less than 51% of the then outstanding shares of the Series A-2 Preferred Stock (which consent shall not be unreasonably withheld) prior to entering into any transaction or series of related transactions pursuant to which the Corporation incurs any "Obligation" (as hereinafter defined) of $3,500,000 or more. For purposes of the foregoing sentence. "Obligation" shall mean any monetary obligation of the Corporation other than
                (i) trade payables and other unsecured obligations incurred by the Corporation in its ordinary course of business, (ii) that which exists as of the Original Issue Date (as hereinafter defined), (iii) that is acquired or assumed in connection with an acquisition, provided that such obligation is secured only by the assets so acquired, and (iv) any refinancing or replacement of any obligation of the type described in (ii) and (iii) above, provided that such refinancings do not result in an increase in the original principal amount of such obligation (and, in the event any such refinancing does result in such an increase, only the amount of such increase shall be deemed to be an "Obligation" for purposes of this Section 1(c)).

  2.    Dividends.

        (a) The holders of record of outstanding shares of the Series A-2 Preferred Stock shall be entitled to receive dividends (the "Dividends") payable in cash at a rate equal to thirteen and one-half percent (13.5%) (the "Dividend Rate") of the Liquidation Preference (as defined in Section 4(a) hereof), which shall accrue daily; provided, however, that, notwithstanding the foregoing, the Dividends with respect to any period may be paid by the Corporation through the issuance of additional shares of Series A-2 Preferred Stock ("in kind") when
                (i) there has occurred, and is continuing on the date such Dividends are declared, an event which causes a default (or with the passage of time or notice would result in a default) under any agreement for borrowed money to which the Corporation is a party or under the terms of any preferred stock issued by the Corporation; the Corporation agrees to use its best efforts to cure the event causing such default, or (ii) the Corporation determines that such dividends shall be paid in kind (which determination may be made by the Corporation with respect to Dividends payable at any time but may not be utilized by the Corporation with respect to more than ten
                    (10) payments of Dividends (in addition to the in kind payments permitted by clause (i) above); provided further, however, that the ability of the Corporation to pay Dividends in kind pursuant to clause (i) and (ii) shall terminate upon the date of repayment (the "Payoff Date") by the Corporation of all obligations due by the Corporation under that certain Credit Agreement dated as of November
                    16, 1995 between the Corporation, the lenders party thereto and Creditanstalt Bankverein ("Creditanstalt"), as agent; provided, further, however, that, notwithstanding the foregoing, from and after February 28, 2007, the Dividend Rate on all shares of Series A-2 Preferred Stock then outstanding will increase to nineteen percent (19%) per annum and the Dividend will be payable only in cash. In the event a holder of Series A-2 Preferred Stock has not received any Dividend (whether in cash or in kind) within five (5) days after a Dividend Payment Date (as hereinafter defined) (provided, that such holder shall provide notice to the Corporation that such Dividend has not been paid), the then-applicable Dividend Rate shall increase by two percent (2%) for the period commencing on the respective Dividend Payment Date and ending on the date on which such Dividend is paid by the Corporation; provided, however, that notwithstanding the foregoing, the Dividend Rate shall not increase by two percent (2%) for such period if the Corporation has in its possession evidence that such Dividend was paid by it and sent for delivery to the location directed by such holder in a manner which was intended to provide for the delivery of such Dividend prior to the expiration of such five (5) day period. All dividend payments, regardless of form, shall be paid quarterly, without notice from any holder of Series A-2 Preferred Stock, at the rate of 3.375% of the Liquidation Preference, on each of February 28, May 31, August 31 and November 30 (each, a "Dividend Payment Date") of each year commencing on May 31, 1997. Each dividend paid in cash or in kind shall be mailed to the holders of record of the Series A-2 Preferred Stock as their names and addresses appear on the share register of the Corporation, or to such other name and address as any holder of record shall have notified the Corporation of Holders of Series A-2 Preferred Stock will receive written notification from the Corporation if a dividend is paid-in-kind, which notification will specify the number of shares of Series A-2 Preferred Stock paid as a dividend and the recipient's aggregate holdings of Series A-2 Preferred Stock as of that Dividend Payment Date and after giving effect to the dividend.

               (b) Dividends shall accrue until paid whether or not they have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends. At the earlier of: (i) the redemption of the Series A-2 Preferred Stock; (ii) the filing of a registration statement in respect of an underwritten public offering; or (iii) the liquidation sale or merger of the Corporation, any accrued but undeclared dividends shall be paid in cash to the holders of record of outstanding shares of Series A-2 Preferred Stock.

          3.   Liquidation

               (a)  Series A-2 Preferred Stock.

                    (i) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series A-2 Preferred Stock, only after (x) the holders of the Series A Preferred Stock shall have been paid in full the amounts to which they shall be entitled pursuant to the Certificate of Vote of Directors Establishing a Series or a Class of Stock with respect to the Series A Preferred Stock (the "Series A Statement") and (y) the holders of the Series A-1 Preferred Stock shall have been paid in full the amounts to which they shall be entitled pursuant the Certificate of Vote of Directors Establishing a Series or a Class of Stock with respect to the Series A-1 Preferred Stock (the "Series A-1 Statement"), shall be entitled, before any distribution or payment is made with respect to the Common Stock or Junior Stock, to be paid in cash an amount equal to $100.00 per share of the Series A-2 Preferred Stock plus an amount equal to all accrued but unpaid dividends thereon, computed to the date payment thereof is made in immediately available funds.

                    (ii) If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Series A-2 Preferred Stock shall be insufficient to permit distribution in full to the holders of the Series A-2 Preferred Stock of the amounts set forth in this Section 3(a), then the entire remaining assets of the Corporation shall be distributed ratably among the holders of the Series A-2 Preferred Stock

                              (based on their respective holdings of Series A-2 Preferred Stock).

                  (b) Junior and Common Stock. Upon any such liquidation, dissolution or winding up of the Corporation, only after the holders of the Series A Preferred Stock, the Series A-1 Preferred Stock and Series A-2 Preferred Stock shall have been paid in full the amounts to which they shall be entitled pursuant to the Series A Statement, the Series A-1 Statement and Section 3(a) above, respectively, may the remaining net assets of the Corporation be distributed to the holders of Common Stock and Junior Stock.

                  (c) Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series A-2 Preferred Stock, such notice to be addressed to each such holder at its address as shown on the records of the Corporation.

            4.    Redemption by the Corporation.

                  (a)   Optional Redemption.

                        (i) The Series A-2 Preferred Stock shall be redeemable by the Corporation, in whole or in part, (x) at any time prior to February 28, 2000, at a per share redemption price equal to $100.00 per share (the "Liquidation Preference") (with all Preferred Stock which has been issued for payment of dividends in kind valued at such Liquidation Preference) plus an amount equal to the additional dividends that would have been paid by the Corporation with respect to the originally issued Series A-2 Preferred Stock (but not the Series A-2 Preferred Stock issued as payment in kind pursuant to Section 2 hereof) ("Original Preferred Stock") had the Preferred Stock provided for dividends at a rate equal to 17.6% per annum rather than 13.5% per annum; provided, however, that if not all Preferred Stock is so redeemed, the amount of such additional dividends to be paid shall be the product of (A) the amount of additional dividends calculated as stated above as if all shares being redeemed were shares of Original Preferred Stock and (B) a fraction, the numerator of which is the number of shares of Original Preferred Stock and the denominator of which is the number of shares of Series A-2 Preferred Stock then outstanding, and (y) at any time after February 28, 2000, at a per share redemption price equal to the Liquidation Preference (with all Series A-2 Preferred Stock which has been issued for payment of dividends in kind valued at the Liquidation Preference); provided, however, that notwithstanding the foregoing, in the event that the Payoff Date has not occurred at the time of any proposed redemption pursuant to this clause
                              (i), the Corporation shall be required to obtain the prior written consent of Creditanstalt prior to the consummation of any such redemption.

                        (ii) Written notice of such redemption by the Corporation, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series A-2 Preferred Stock, such notice to be addressed to each such holder at its address shown on the records of the Corporation.

                        (iii) Upon receipt of such a notice, each holder of
                              Series A-2 Preferred Stock shall tender such holder's shares to the Corporation for redemption, at an address to be set forth in such notice, at any time prior to 5:00 p.m. New York City time on the 15th day following the notice given as prescribed herein. After the notice of redemption is sent, the Preferred Stock to which it relates shall be deemed canceled and thereafter the certificates evidencing such shares of Preferred Stock shall represent only the right to receive redemption proceeds as set forth in this Section.

                  (b) Cancellation of Redeemed Stock. Any shares of Series A-2 Preferred Stock redeemed pursuant to this Section 4 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Corporation's capital stock.

            5.    Right to Elect Directors.

                  (a) From and after the date on which the Series A-2 Preferred Stock is originally issued (the "Original Issue Date"), if the Corporation shall be in arrears in the payment of any three consecutive quarterly dividends on the outstanding shares of Series A-2 Preferred Stock, the number of directors of the Corporation shall (in addition to any other permitted changes in the size and composition of the Board of Directors) be increased to a number (which number of directors, as so increased, shall be maintained by the Corporation during the period this Section 5 applies) equal to one less than the number obtained by multiplying the then current number of directors of the Corporation by two (the number equal to the difference between the number so obtained and the then current number of directors of the Corporation, the "Number of Preferred Directors") and the holders of Series A-2 Preferred Stock, voting separately as a class, shall have the exclusive right to elect the Number of Preferred Directors in addition to the number to be elected by the holders of Common stock or any other shares of preferred stock of the Corporation, at a special meeting of stockholders called for the election of directors, and at every subsequent meeting at which the terms of office of each directors so elected by the holders of Series A-2 Preferred Stock expire, provided that such arrearage or failure exists on the date of such meeting or subsequent meetings, as the case may be.

          (b) The right of the holders of Series A-2 Preferred Stock voting separately as a class to elect the Number of Preferred Directors as aforesaid shall continue until such time as either all dividends accumulated on the Series A-2 Preferred Stock shall have been paid in full (subject to revesting at such time as the Corporation shall again be subject to Section 5(a)) or the holders of Series A-2 Preferred Stock shall have exchanged their Series A-2 Preferred Stock pursuant to the provisions of
               Section 6 hereof.

          (c) At any meeting held for the purpose of electing directors at which the holders of Series A-2 Preferred Stock shall have the right, voting separately as a class, to elect the Number of Preferred Directors as aforesaid, the presence in person or by proxy of the holders of at least thirty-three and one-third percent (33-1/3%) of the outstanding Series A-2 Preferred Stock shall be required to constitute a quorum of such Series A-2 Preferred Stock.

          (d) Any vacancy occurring in the office of director elected by the holders of Series A-2 Preferred Stock shall be filed by the holders of Series A-2 Preferred Stock. Each director to be elected by the holders of Series A-2 Preferred Stock shall agree, prior to his election to office, to resign upon the request of the respective holders of the Series A-2 Preferred Stock which have the right hereunder to elect such director in the event of any termination of the right of the holders of Series A-2 Preferred Stock to vote as a class for the Number of Preferred Directors as herein provided, and upon any such termination the director then in office elected by the holders of Series A-2 Preferred Stock shall forthwith resign. Unless otherwise required to resign as aforesaid, the term of office of each director elected by the holders of Series A-2 Preferred Stock shall terminate upon the election of his successor at any meeting of stockholders held for the purpose of electing directors.

                6. Exchange

                (a) From and after the Original Issue Date, if the Corporation shall be in arrears in the payment of any four consecutive quarterly dividends, whether in cash or in kind, on the outstanding shares of Series A-2 Preferred Stock, the holders of Series A-2 Preferred Stock shall have the option at any time thereafter until such time as all dividends accumulated in the Series A-2 Preferred Stock shall have been paid in full to exchange all or any portion of the shares of Series A-2 Preferred Stock outstanding into notes (the "Notes") having substantially the same terms and conditions as the notes, as amended, issued under the Note and Series A-IV Warrant Purchase Agreement dated as of June 21, 1996 between the Corporation and Northstar High Total Return Fund (except that the maturity date for any Notes issued in an exchange pursuant hereto on or prior to February 28, 2007 shall be February 28, 2007, and Notes issued on and after February 28, 2007 shall be payable on demand), in the amount of $100 principal amount of Notes for each share of Series A-2 Preferred Stock (assuming, for purposes of the foregoing calculations, that all accrued Dividends have been paid in kind pursuant to the provisions of Section 2 in full through the date notice is provided pursuant to Section 6(b) below).

                (b) Any exchange pursuant to this Section 6 shall be made upon prior written notice pursuant to the notice provisions set forth in the Preferred Stock Purchase Agreement dated as of March 12, 1997 between the Corporation and the Purchasers named therein. Upon receipt of such notice by the Corporation, all rights of the holders with respect to such shares exchanged shall cease, except the right to receive the Notes in the amount set forth in Section 6(a) above. The Corporation shall not be required to declare or pay, and the holders of Series A-2 Preferred Stock shall not be entitled to receive, any dividends on such Series A-2 Preferred Stock from and after the date on which notice pursuant to this
                        Section 6(b) is provided.

                                                                       EXHIBIT B


                                 March 12, 1997



Northstar High Total Return Fund
2 Pickwick Plaza
Greenwich, CT 06803


      Re: PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 12, 1997,
          BETWEEN INTRACEL CORPORATION AND NORTHSTAR HIGH TOTAL RETURN FUND


Ladies and Gentlemen:


      We have acted as special counsel for Intracel Corporation (the "Company") in connection with the transaction contemplated by the Preferred Stock Purchase Agreement, dated as of March 12, 1997 (the "Purchase Agreement") between the Company and Northstar High Total Return Fund ("Northstar"). This opinion is furnished to Northstar pursuant to Section 4.1 of the Purchase Agreement.

      We have examined a copy of the Purchase Agreement and the Certificate of Designation. Unless otherwise defined herein, terms defined in the Purchase Agreement shall have the same meanings herein.

      In addition, we have examined such records, documents, certificates of public officials and of the Company, made such inquiries of officials of the Company, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

      We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Purchase Agreement, we have assumed that each party to the Purchase Agreement other than the Company has the power and authority to execute and deliver, and to perform and observe the provisions of, the Purchase Agreement, and has duly authorized, executed and delivered the Purchase Agreement, and that the Purchase Agreement constitutes the legal, valid and binding obligation of such party.

      Our opinion in paragraph (a) below as to the good standing and qualification of the Company is based solely upon certificates of public officials in the states named in that paragraph. We have made no independent investigation as to whether such certificates are accurate or complete, but we have no knowledge of any such inaccuracy or incompleteness.

Northstar High Total Return Fund
Page Two


      With respect to the opinion expressed in paragraph (e) below, we have assumed that Northstar is acquiring the Series A-2 Preferred Stock, no par value per share, of the Company (the "Series A-2 Preferred Stock") with no present intention of distributing the same other than in compliance with the requirements, if any, of all applicable state and federal securities laws.

      The opinions hereinafter expressed are subject to the following further qualifications and exceptions.

      (1) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

      (2) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Purchase Agreement; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable.

      (3) We express no opinion as to the effect on the opinions expressed herein of (a) the compliance or non-compliance of any party to the Purchase Agreement (other than the Company) with any laws or regulations applicable to it, or (b) the legal or regulatory status or the nature of the business of any such party.

      (4) The enforceability of provisions of the Purchase Agreement providing for indemnification, to the extent such indemnification is against public policy.

      (5) We express no opinion as to compliance by the Company with any state securities law.

      (6) We express no opinion as the matters discussed in Section 2.2 of the Purchase Agreement.

      Based upon and subject to the foregoing, we are of the opinion that:

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the corporate power and authority to conduct its business as presently conducted. The Company is duly qualified in the State of Washington.

Northstar High Total Return Fund
Page Three


      (b) The Company has the corporate power and authority to execute and deliver the Purchase Agreement, and to perform and observe the provisions of the Purchase Agreement and the Certificate of Designation.

      (c) The Company has the corporate power and authority to issue the Series A-2 Preferred Stock. The Series A-2 Preferred Stock has been duly authorized and, upon delivery to Northstar against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

      (d) (i) The Purchase Agreement has been duly authorized, executed and delivered by the Company. (ii) The Purchase Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

      (e) No registration with, consent or approval of, notice to, or other action by, any federal or New York governmental entity, or any Massachusetts governmental entity pursuant to the Business Corporation Law of the Commonwealth of Massachusetts, is required on the part of the Company for the execution, delivery or performance by the Company of the Purchase Agreement, or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken. No registration with, consent or approval of, notice to, or other action by, any federal or New York governmental entity, or any Massachusetts governmental entity pursuant to the Business Corporation Law of the Commonwealth of Massachusetts, is required on the part of the Company for the issuance of the Series A-2 Preferred Stock by the Company (other than filings pursuant to state securities laws in connection with the issuance of the Series A-2 Preferred Stock, as to which we express no opinion), or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such other appropriate action has been taken.

      (f) The execution, delivery and performance of the Purchase Agreement by the Company is not in violation of its articles of organization or its by-laws.

      (g) The authorized capital stock of the Company consists of 5,000,000 shares of voting common stock, no par value per share, and 3,000,000 shares of preferred stock, no par value per share (the "Authorized Preferred Stock"). The Company has designated 155,000 shares of the Authorized Preferred Stock as Series A-2 Preferred Stock. After giving effect to the transactions contemplated by the Purchase Agreement, the Company will have 40,000 shares of Series A-2 Preferred Stock outstanding.

Northstar High Total Return Fund
Page Four

     (h) The offering and sale of the Preferred Stock is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemption set forth under Section 4(2) of the Securities Act.

     We express no opinion as to matters governed by any laws other than the substantive laws of the state of New York (including its applicable choice-of-law rules), the Business Corporation Law of the Commonwealth of Massachusetts (with respect to the opinions set forth in paragraphs (a), (b), (c), (d)(i), (e), (f) and (g)), and federal laws of the United States, which, in each case, are in effect on the date hereof. We have assumed, with your permission, that any provision in the Purchase Agreement excepting New York choice or conflicts of law rules from the New York choice-of-law provision in the Purchase Agreement would not be interpreted to include Section 5-1401 of the General Obligations Law of the State of New York. We express no opinion as to the New York choice-of-law provision in the Purchase Agreement to the extent that Section 1-105 of the Uniform Commercial Code of the State of New York requires the application of the law of another jurisdiction. For purposes of this opinion, we have assumed that Section 5-1401 of the General Obligations Law of the State of New York would be given effect in accordance with its terms.

     We bring your attention to the fact that while individual members of this firm are admitted to practice in the Commonwealth of Massachusetts, (i) we maintain no offices in that state, (ii) we do not purport to be experts on the laws of the Commonwealth of Massachusetts, and (iii) the individual members of this firm who are admitted to practice law in the Commonwealth of Massachusetts do not regularly render advice on matters involving the laws of the Commonwealth of Massachusetts.

     This opinion is solely for Northstar's benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                   Very truly yours,


                                   Morrison & Foerster LLP